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                                                                   EXHIBIT 10.17


[Letterhead of StorageNetworks]

                             EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT, dated as of March 15, 1999 (this Agreement), is by and between STORAGENETWORKS, INC., a Delaware corporation (the Employer), and Paul Flanagan (Employee).

     For good and valuable consideration, the Employer and the Employee agree as follows:

          1. The Employer hereby employs the Employee, and the Employee hereby accepts employment as Chief Financial Officer, on an at will employment basis. With the exception of an event in which a change in control occurs (as defined in the Employer's Restrictive Stock Option Plan), in which case the Severance Agreement as noted in Exhibit C will govern, either the Employer or the Employee may terminate the Employee's employment by the Employer at any time and for any reason, with or without cause, upon notice of termination delivered by one party to the other. In the event of termination of the Employee's employment with the Employer, the Employee shall not receive any severance or other compensation in consideration of such termination, but the Employee shall receive all salary and other compensation accrued and unpaid through the date of such termination. The Employee will render his services exclusively to the Employer and will not undertake any other employment or business without the prior consent of the Employer. The Employee will perform his duties with the utmost good faith and integrity.

          2. The term of employment shall begin on or before March 16, 1999 (such day), the Commencement Date, and continue until terminated by either party, as provided above.

          3. The Employee shall report to the Chief Executive Officer, or as otherwise directed by the President of the Employer.

          4. The Employee's duties, subject to the Employer's right to give specific direction, shall include, without limitation, to those discussed in the interview process.

          5. The Employer shall pay the Employee an annual base salary of $150,000 payable semi-monthly.

          6. The Employee shall receive the standard Employer's benefit plan which includes medical and dental coverage.

          7.A). The Employee will receive additional compensation as noted in Exhibit A.
---------

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                        [LETTERHEAD OF STORAGENETWORKS]

The Employee agrees to the terms of Exhibit B attached.
                                    ---------

          4. The Employee shall be entitled to an annual vacation of two weeks per calendar year, which accrues ratably over the twelve months of the calendar year. Accrued vacation for any partial calendar year of employment shall be ratably determined based upon the number of days of employment in such partial calendar year. Vacation accrued and not taken in any calendar year shall be carried over to, and may be taken in, the next succeeding calendar year (but may not be taken after, and shall be forfeited on, December 31 of such next succeeding calendar year); provided, however, accrued and untaken vacation shall at no time exceed six weeks.

          5. Any notices to be given hereunder by either party to the other shall be in writing and may be transmitted by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the Employer at the address set forth on its signature page, and to the Employee at the address set forth on his signature page.

          6. Any controversy between the Employer and the Employee involving the construction or application of any of the terms, provisions or conditions of this Agreement shall, on the written request of either party served on the other, be submitted to binding arbitration before a neutral, mutually acceptable arbitrator in Massachusetts in accordance with the Rules of the American Arbitration Association.

          11. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Employee by the Employer and contains all of the covenants and agreements between the parties with respect to that employment in any manner whatsoever. Each party hereto acknowledges that no representation, inducement, promise or agreement, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding on either party. Any modification of this Agreement will be effective only if it is in writing and signed by the party to be charged.

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[LOGO OF StorageNetworks APPEARS HERE]

          12. The failure of either party to insist on strict compliance with any of the terms, covenants or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

          13. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

          14. This Agreement shall be governed by and construed in accordance with the laws of the State of Massachusetts.

          15. This Agreement may be executed in any number of identical counterparts, all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in Wellesley Hills, MA as of the date first above written.

                                             EMPLOYER:

                                             STORAGENETWORKS, INC., a
                                             Delaware corporation

                                             By: /s/ Peter Bell
                                                -----------------------------
                                             Name: Peter Bell
                                                  ---------------------------
                                             Title: President/CEO
                                                   --------------------------

                                             Address:
                                             70 Walnut Street
                                             Wellesley Hills, MA 02481-2175

                                             EMPLOYEE:
                                             Signature: /s/ Paul C. Flanagan
                                                       ----------------------

                                             Address: 71 Storey Brook Rd
                                                     ------------------------
                                                      Marshfield MA 02050
                                                     ------------------------


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StorageNetworks

     Exhibit A to Employment Agreement
     ---------------------------------

                            ADDITIONAL COMPENSATION
                            -----------------------

I.   Options:
     -------

     The Employee shall be eligible to receive stock options in accordance with the Employer's stock compensation program. Subject to Board approval, which will not be unreasonably withheld, the Employee shall receive options to purchase a total of 125,000 shares of common stock, subject to the terms of the Employer's Restrictive Stock Option Plan.

II.  Bonus:
     -----

     The Employee will be eligible for an annual bonus up to $30,000 (20% of base pay) based upon the company achieving its annual operating plan targets to be determined within 30 days of start date. The Employee will be eligible for an additional bonus up to $15,000 (10% of base pay) upon the company achieving 125% of its plan targets.

Note: Annual bonuses will be prorated for 1999.

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Exhibit C Severance Agreement
-----------------------------

This letter sets forth terms of the severance payment and stock option acceleration between Paul Flanagan (the "Employee") and StorageNetworks, Inc. (the "Company").

The option to be granted to the Employee in connection with his initial employment by the Company will accelerate upon a change in control of the Company (as defined in the Company's Stock Incentive Plan) and upon the termination without cause of the Employee in certain circumstances, as more specifically described in the Employee's stock option agreement.

If a change of control of the Company occurs, and within one year subsequent to the change in control, the Employee is terminated without cause, the Company shall provide Employee with a severance payment at the rate of his then current salary until the earlier of (a) 180 days after termination of employment or (b) Employee's commencement of employment with another party. At the discretion of the Company, this severance payment shall be paid either as salary continuation in accordance with the Company's customary payroll procedures for the six months following the Employee's final day of employment or as a lump sum payable within one week of the Employee's final day of employment. Regardless of the method of payment, all benefits provided by the Company, such as health and/or life insurance, shall terminate upon final day of actual employment unless other arrangements are made. In addition to this severance payment, the Company shall pay the Employee, within one week of the Employee's final day of employment, a portion of the Employee's expected annual bonus, pro-rated according to the portion of the calendar year that the Employee was employed by the Company.

For the purpose of this severance agreement, cause for termination shall be deemed to exist upon (a) a good faith finding by the Company of a failure to perform your assigned duties for the Company, dishonesty, gross negligence, misconduct, or (b) your conviction of or entry of a pleading of guilty or nolo contendere to any crime involving moral turpitude or any felony.


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